Hudson Pacific Properties, Inc.
Press Release

Hudson Pacific Properties Reports
Third Quarter 2024 Financial Results
– Signed 1.6 Million Sq Ft of Office Leases Year to Date with 539,000 Sq Ft in 3Q –
– Provides 4Q FFO Outlook and Updated Full-Year Assumptions –
____________
LOS ANGELES (November 12, 2024)—Hudson Pacific Properties, Inc. (NYSE: HPP) (the "Company," "Hudson Pacific," or "HPP"), a unique provider of end-to-end real estate solutions for dynamic tech and media tenants, today announced financial results for the third quarter 2024.

"Year to date, we have leased 1.6 million square feet of office space, 25% ahead of this time last year, and following nearly 540,000 square feet signed in the third quarter, our leasing pipeline and touring activity remain strong," commented Victor Coleman, Hudson Pacific's Chairman and CEO. "Growth in west coast tenant requirements has begun to outpace the broader US office market, a trend we anticipate will continue, given more 4-5 day in-office mandates from major employers, slowing tech layoffs, solid venture and AI investments, and increased venture fundraising activity. On the studios side, while Los Angeles show counts have yet to normalize post-strike, we presently have contracts for or interest in nearly 80% of our film and television stages, with demand coalescing around 2025 production starts and recently bolstered by the Governor's proposal to increase California's film and television tax credit program to three quarters of a billion dollars.

"While all of these positive developments point to meaningfully improved operating performance in the year ahead, we are laser focused on maintaining financial flexibility, and with no debt maturities until the end of 2025, we have good momentum on multiple asset-level transactions to further enhance balance sheet strength."

Financial Results Compared to Third Quarter 2023
•Total revenue of $200.4 million compared to $231.4 million, almost entirely due to the sale of One Westside and expiration of the Block lease at 1455 Market last year, all partially offset by growth in studio revenue
•Net loss attributable to common stockholders of $97.9 million, or $0.69 per diluted share, compared to net loss of $37.6 million, or $0.27 per diluted share, largely attributable to non-cash impairments associated with potential asset sales, along with the items affecting revenue, all partially offset by reduced depreciation and interest expense
•FFO, excluding specified items, of $14.3 million, or $0.10 per diluted share, compared to $26.1 million, or $0.18 per diluted share, mostly attributable to the items affecting revenue and lower FFO attributable to non-controlling interests. Specified items consisted of a one-time straight-line rent reserve related to transitioning a tenant to cash basis reporting of $3.9 million, or $0.03 per diluted share; a non-cash revaluation associated with a loan swap unqualified for hedge accounting of $2.2 million, or $0.02 per diluted share; a non-cash deferred tax asset write-off of $1.2 million, or $0.01 per diluted share; and transaction-related expense of $0.3 million, or $0.00 per diluted share. There were no specified items for the third quarter 2023
•FFO of $6.8 million, or $0.05 per diluted share, compared to $26.1 million, or $0.18 per diluted share
•AFFO of $15.8 million, or $0.11 per diluted share, compared to $28.1 million, or $0.20 per diluted share, primarily attributable to the items affecting FFO

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•Same-store cash NOI of $96.9 million, compared to $113.2 million, mostly due to tenant move outs, including Block at 1455 Market
Leasing
•Executed 85 new and renewal leases totaling 539,272 square feet, with significant leases including:
◦42,000-square-foot new lease at Page Mill Hill with an 11-year term
◦41,000-square-foot renewal lease at 901 Market with an approximately 10-year term
◦31,000-square-foot new lease at Bentall Centre with an approximately 11-year term
◦27,000-square-foot new lease at Palo Alto Square with an approximately 11-year term
◦24,000-square-foot new lease at Page Mill Center with a 4-year term
◦18,000-square-foot renewal at Concourse with a 15-year term
•GAAP and cash rents decreased 11.5% and 13.3% from prior levels, respectively, but excluding a 29,000-square-foot short-term lease extension in Los Angeles, and two mid-size Bay Area leases totaling 68,000 square feet, GAAP and cash rent spreads would have been essentially flat
•In-service office portfolio ended the quarter at 79.1% occupied and 80.0% leased, compared to 78.7% occupied and 80.0% leased, respectively, in second quarter of this year, with the change in occupancy primarily due to leases signed in the San Francisco Peninsula and Silicon Valley. But for the designation of Foothill Research Center as held-for-sale, the Company's in-service office portfolio would have ended the quarter at 79.3% occupied and 80.2% leased
•On average over the trailing 12 months, the in-service studio portfolio was 73.8% leased, and the stages were 75.9% leased, compared to 76.1% and 78.1%, respectively, in the second quarter of this year, with the change due to a single tenant move out at Sunset Las Palmas Studios last year
Transactions
•Entered into a contract to sell Foothill Research Center, a 195,121-square-foot office asset in Palo Alto and reclassified the property as held-for-sale
Balance Sheet as of September 30, 2024
•$695.7 million of total liquidity comprised of $90.7 million of unrestricted cash and cash equivalents and $605.0 million of undrawn capacity under the unsecured revolving credit facility
•$12.0 million and $183.1 million, or $6.0 million and $46.8 million at HPP's share, of undrawn capacity under construction loans secured by Sunset Glenoaks Studios and Sunset Pier 94 Studios, respectively
•HPP's share of net debt to HPP's share of undepreciated book value was 37.4% with 91.5% of debt fixed or capped with no maturities until November 2025
Dividend
•The Company's Board of Directors suspended payment of a quarterly dividend on its common stock and declared and paid a dividend on its 4.750% Series C cumulative preferred stock of $0.296875 per share
Personnel Update
•Stefanie Bourne has been promoted to EVP, Studios effective October 15, 2024, and will oversee studio and production services sales, production services operations, and strategic initiatives for the Company's studio business. Bourne most recently served as SVP, Studio Operations and Strategic Initiatives. Prior to joining Hudson Pacific, she worked at the Walt Disney Company in global development for parks, experiences and products, and in real estate investments for Colony Capital
•Anne Mehrtens has been promoted to EVP, Studio Real Estate & Southern California Office Operations effective October 15, 2024, and will continue to oversee studio real estate and office operations in Los Angeles, having recently served as an SVP with similar responsibilities. Prior to

Hudson Pacific Properties, Inc.
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joining Hudson Pacific, she worked in asset management for Topa Management Company

2024 Outlook
Hudson Pacific is providing an FFO outlook for the fourth quarter of $0.09 to $0.13 per diluted share along with updated full-year assumptions (see table below). There are no specified items in connection with this outlook.

This outlook reflects management’s view of current and future market conditions, including assumptions with respect to rental rates, occupancy levels and the earnings impact of events referenced in this press release and in earlier announcements. It otherwise excludes any impact from new acquisitions, dispositions, debt financings, amendments or repayments, recapitalizations, capital markets activity or similar matters. There can be no assurance that actual results will not differ materially from these estimates.

Below are some of the assumptions the Company used in providing this outlook:

Unaudited, in thousands, except share data

	Full Year 2024
	Assumptions
Metric	Low	High
Growth in same-store property cash NOI(1)(2)	(14.00)%	(13.00)%
GAAP non-cash revenue (straight-line rent and above/below-market rents)(3)	$(14,500)	$(9,500)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	$(6,500)	$(8,500)
General and administrative expenses(4)	$(77,000)	$(83,000)
Interest expense(5)	$(173,000)	$(183,000)
Non-real estate depreciation and amortization	$(32,000)	$(34,000)
FFO from unconsolidated joint ventures(6)	$(3,000)	$(1,000)
FFO attributable to non-controlling interests	$(13,000)	$(17,000)
FFO attributable to preferred units/shares	$(21,000)	$(21,000)
Weighted average common stock/units outstanding—diluted(7)	145,000,000	146,000,000
(1)Same-store for the full year 2024 is defined as the 40 office properties and three studio properties, as applicable, owned and included in the Company's stabilized portfolio as of January 1, 2023, and anticipated to still be owned and included in the stabilized portfolio through December 31, 2024. Due to reclassification as held-for-sale, Foothill Research Center has been removed from the same-store population. If Foothill Research Center remained within the same-store, growth in same-store property cash NOI would have been (13.50)% to (12.50)%.
(2)Please see non-GAAP information below for definition of cash NOI.
(3)Includes non-cash straight-line rent associated with the studio and office properties. Also includes a one-time straight-line rent reserve of approximately $7,600 related to transitioning a tenant to cash basis reporting.
(4)Includes non-cash compensation expense, which the Company estimates at $26,000 in 2024.
(5)Includes non-cash interest expense, which the Company estimates at $5,000 in 2024.
(6)Includes non-cash revaluation associated with a loan swap unqualified for hedge accounting of approximately $2,200.
(7)Diluted shares represent ownership in the Company through shares of common stock, OP Units and other convertible or exchangeable instruments. The weighted average fully diluted common stock/units outstanding for 2024 includes an estimate for the dilution impact of stock grants to the Company's executives under its long-term incentive programs. This estimate is based on the projected award potential of such programs as of the end of the most recently completed quarter, as calculated in accordance with the ASC 260, Earnings Per Share.

The Company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis, where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing and/or amount of various items that would impact net income attributable to common stockholders per diluted share, which is the most directly comparable forward-looking GAAP financial measure. This includes, for example, acquisition costs and other non-core items that have not yet occurred, are out of the Company's control and/or cannot be reasonably predicted. For the same reasons, the Company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

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Supplemental Information
Supplemental financial information regarding Hudson Pacific's third quarter 2024 results may be found on the Investors section of the Company's website at HudsonPacificProperties.com. This supplemental information provides additional detail on items such as property occupancy, financial performance by property and debt maturity schedules.
Conference Call
The Company will hold a conference call to discuss third quarter 2024 financial results at 2:00 p.m. PT / 5:00 p.m. ET on November 12, 2024. The conference call will be available via live audio webcast on the Investors section of the Company's website at HudsonPacificProperties.com. A replay of the audio webcast will also be available following the call.
About Hudson Pacific Properties
Hudson Pacific Properties (NYSE: HPP) is a real estate investment trust serving dynamic tech and media tenants in global epicenters for these synergistic, converging and secular growth industries. Hudson Pacific’s unique and high-barrier tech and media focus leverages a full-service, end-to-end value creation platform forged through deep strategic relationships and niche expertise across identifying, acquiring, transforming and developing properties into world-class amenitized, collaborative and sustainable office and studio space. For more information visit HudsonPacificProperties.com.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the federal securities laws. Forward-looking statements relate to expectations, beliefs, projections, future plans and strategies, anticipated events or trends and similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by the use of forward-looking terminology such as "may," "will," "should," "expects," "intends," "plans," "anticipates," "believes," "estimates," "predicts," or "potential" or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events, or trends and that do not relate solely to historical matters. Forward-looking statements involve known and unknown risks, uncertainties, assumptions and contingencies, many of which are beyond the Company's control, which may cause actual results to differ significantly from those expressed in any forward-looking statement. All forward-looking statements reflect the Company's good faith beliefs, assumptions and expectations, but they are not guarantees of future performance. Furthermore, the Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes. For a further discussion of these and other factors that could cause the Company's future results to differ materially from any forward-looking statements, see the section entitled "Risk Factors" in the Company's Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by the Company from time to time with the SEC.
Investor Contact
Laura Campbell
Executive Vice President, Investor Relations & Marketing
(310) 622-1702
lcampbell@hudsonppi.com

Hudson Pacific Properties, Inc.
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Media Contact
Laura Murray
Vice President, Communications
(310) 622-1781
lmurray@hudsonppi.com

(FINANCIAL TABLES FOLLOW)

Hudson Pacific Properties, Inc.
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Consolidated Balance Sheets
In thousands, except share data

	9/30/24	12/31/23
	(Unaudited)
ASSETS
Investment in real estate, at cost	$8,318,085	$8,212,896
Accumulated depreciation and amortization	(1,769,128)	(1,728,437)
Investment in real estate, net	6,548,957	6,484,459
Non-real estate property, plant and equipment, net	122,958	118,783
Cash and cash equivalents	90,692	100,391
Restricted cash	23,243	18,765
Accounts receivable, net	14,985	24,609
Straight-line rent receivables, net	205,779	220,787
Deferred leasing costs and intangible assets, net	324,498	326,950
Operating lease right-of-use assets	359,266	376,306
Prepaid expenses and other assets, net	95,517	94,145
Investment in unconsolidated real estate entities	227,418	252,711
Goodwill	264,144	264,144
Assets associated with real estate held for sale	39,935	—
TOTAL ASSETS	$8,317,392	$8,282,050

LIABILITIES AND EQUITY
Liabilities
Unsecured and secured debt, net	$4,139,702	$3,945,314
Joint venture partner debt	66,136	66,136
Accounts payable, accrued liabilities and other	264,645	203,736
Operating lease liabilities	366,599	389,210
Intangible liabilities, net	23,550	27,751
Security deposits, prepaid rent and other	79,397	88,734
Liabilities associated with real estate held for sale	31,064	—
Total liabilities	4,971,093	4,720,881

Redeemable preferred units of the operating partnership	9,815	9,815
Redeemable non-controlling interest in consolidated real estate entities	50,172	57,182

Equity
HPP stockholders' equity:
4.750% Series C cumulative redeemable preferred stock, $0.01 par value, $25.00 per share liquidation preference, 18,400,000 authorized; 17,000,000 shares outstanding at 9/30/24 and 12/31/23	425,000	425,000
Common stock, $0.01 par value, 481,600,000 authorized, 141,232,361 and 141,034,806 shares outstanding at 9/30/24 and 12/31/23, respectively	1,403	1,403
Additional paid-in capital	2,603,414	2,651,798
Accumulated other comprehensive loss	(2,344)	(187)
Total HPP stockholders' equity	3,027,473	3,078,014
Non-controlling interest—members in consolidated real estate entities	166,477	335,439
Non-controlling interest—units in the operating partnership	92,362	80,719
Total equity	3,286,312	3,494,172
TOTAL LIABILITIES AND EQUITY	$8,317,392	$8,282,050

Hudson Pacific Properties, Inc.
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Consolidated Statements of Operations
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23
REVENUES
Office
Rental revenues	$162,908	$199,633	$506,931	$605,776
Service and other revenues	4,034	3,954	11,125	11,735
Total office revenues	166,942	203,587	518,056	617,511
Studio
Rental revenues	13,720	13,482	41,761	46,109
Service and other revenues	19,731	14,374	72,599	65,254
Total studio revenues	33,451	27,856	114,360	111,363
Total revenues	200,393	231,443	632,416	728,874
OPERATING EXPENSES
Office operating expenses	79,502	80,521	227,753	231,342
Studio operating expenses	35,339	31,655	110,400	103,578
General and administrative	19,544	17,512	59,959	55,177
Depreciation and amortization	86,672	98,580	265,324	294,654
Total operating expenses	221,057	228,268	663,436	684,751
OTHER INCOME (EXPENSES)
Loss from unconsolidated real estate entities	(3,219)	(759)	(6,443)	(2,219)
Fee income	1,437	340	3,933	5,026
Interest expense	(45,005)	(53,581)	(133,253)	(162,036)
Interest income	542	800	1,975	1,407
Management services reimbursement income—unconsolidated real estate entities	989	1,015	3,187	3,138
Management services expense—unconsolidated real estate entities	(989)	(1,015)	(3,187)	(3,138)
Transaction-related expenses	(269)	—	(2,306)	1,344
Unrealized loss on non-real estate investments	(1,081)	(2,265)	(3,024)	(2,269)
Gain on extinguishment of debt	—	—	—	10,000
Gain on sale of real estate	—	16,108	—	23,154
Impairment loss	(36,543)	—	(36,543)	—
Other (expense) income	(28)	5	1,449	139
Total other expenses	(84,166)	(39,352)	(174,212)	(125,454)
Loss before income tax (provision) benefit	(104,830)	(36,177)	(205,232)	(81,331)
Income tax (provision) benefit	(2,183)	425	(2,693)	(715)
Net loss	(107,013)	(35,752)	(207,925)	(82,046)
Net income attributable to Series A preferred units	(153)	(153)	(459)	(459)
Net income attributable to Series C preferred shares	(5,047)	(5,047)	(15,141)	(15,141)
Net income attributable to participating securities	—	—	(409)	(850)
Net loss attributable to non-controlling interest in consolidated real estate entities	10,777	1,752	18,697	375
Net loss attributable to redeemable non-controlling interest in consolidated real estate entities	968	931	3,086	2,333
Net loss attributable to common units in the operating partnership	2,550	672	5,004	1,600
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(97,918)	$(37,597)	$(197,147)	$(94,188)

BASIC AND DILUTED PER SHARE AMOUNTS
Net loss attributable to common stockholders—basic	$(0.69)	$(0.27)	$(1.40)	$(0.67)
Net loss attributable to common stockholders—diluted	$(0.69)	$(0.27)	$(1.40)	$(0.67)
Weighted average shares of common stock outstanding—basic	141,232	140,938	141,179	140,957
Weighted average shares of common stock outstanding—diluted	141,232	140,938	141,179	140,957

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Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23
RECONCILIATION OF NET LOSS TO FUNDS FROM OPERATIONS (“FFO”)(1):
Net loss	$(107,013)	$(35,752)	$(207,925)	$(82,046)
Adjustments:
Depreciation and amortization—consolidated	86,672	98,580	265,324	294,654
Depreciation and amortization—non-real estate assets	(8,031)	(8,300)	(24,223)	(25,524)
Depreciation and amortization—HPP's share from unconsolidated real estate entities(2)	1,231	1,165	4,388	3,623
Gain on sale of real estate	—	(16,108)	—	(23,154)
Impairment loss—real estate assets	36,543	—	36,543	—
Unrealized loss on non-real estate investments	1,081	2,265	3,024	2,269
FFO attributable to non-controlling interests	1,508	(10,509)	(9,601)	(37,371)
FFO attributable to preferred shares and units	(5,200)	(5,200)	(15,600)	(15,600)
FFO to common stock/unit holders	6,791	26,141	51,930	116,851
Specified items impacting FFO:
Transaction-related expenses	269	—	2,306	(1,344)
Non-cash deferred tax asset write-off—HPP’s share(2)	1,170	—	1,170	3,516
Non-cash revaluation associated with a loan swap (unqualified for hedge accounting)	2,219	—	3,529	—
One-time straight-line rent reserve—HPP’s share(2)	3,871	—	3,871	—
Prior period net property tax adjustment—HPP’s share(2)	—	—	—	(1,469)
One-time gain on debt extinguishment	—	—	—	(10,000)
One-time tax impact of gain on debt extinguishment	—	—	—	2,751
FFO (excluding specified items) to common stock/unit holders	$14,320	$26,141	$62,806	$110,305

Weighted average common stock/units outstanding—diluted	145,640	143,483	145,564	143,519
FFO per common stock/unit—diluted	$0.05	$0.18	$0.36	$0.81
FFO (excluding specified items) per common stock/unit—diluted	$0.10	$0.18	$0.43	$0.77

(1)    We calculate Funds from Operations ("FFO") in accordance with the White Paper on FFO approved by the Board of Governors of the National Association of Real Estate Investment Trusts. The White Paper defines FFO as net income or loss calculated in accordance with generally accepted accounting principles in the United States (“GAAP”), excluding gains and losses from sales of depreciable real estate and impairment write-downs associated with depreciable real estate, plus the HPP’s share of real estate-related depreciation and amortization, excluding amortization of deferred financing costs and depreciation of non-real estate assets. The calculation of FFO includes the HPP’s share of amortization of deferred revenue related to tenant-funded tenant improvements and excludes the depreciation of the related tenant improvement assets.

FFO is a non-GAAP financial measure we believe is a useful supplemental measure of our operating performance. The exclusion from FFO of gains and losses from the sale of operating real estate assets allows investors and analysts to readily identify the operating results of the assets that form the core of our activity and assists in comparing those operating results between periods. Also, because FFO is generally recognized as the industry standard for reporting the operations of REITs, it facilitates comparisons of operating performance to other REITs. However, other REITs may use different methodologies to calculate FFO, and accordingly, our FFO may not be comparable to all other REITs.

Implicit in historical cost accounting for real estate assets in accordance with GAAP is the assumption that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, many industry investors and analysts have considered presentations of operating results for real estate companies using historical cost accounting alone to be insufficient. Because FFO excludes depreciation and amortization of real estate assets, we believe that FFO along with the required GAAP presentations provides a more complete measurement of our performance relative to our competitors and a more appropriate basis on which to make decisions involving operating, financing and investing activities than the required GAAP presentations alone would provide. We use FFO per share to calculate annual cash bonuses for certain employees.

However, FFO should not be viewed as an alternative measure of our operating performance because it does not reflect either depreciation and amortization costs or the level of capital expenditures and leasing costs necessary to maintain the operating performance of our properties, which are significant economic costs and could materially impact our results from operations.

(2)    HPP's share is a Non-GAAP financial measure calculated as the measure on a consolidated basis, in accordance with GAAP, plus our Operating Partnership’s share of the measure from our unconsolidated joint ventures (calculated based upon the Operating Partnership’s percentage ownership interest), minus our partners’ share of the measure from our consolidated joint ventures (calculated based upon the partners’

Hudson Pacific Properties, Inc.
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percentage ownership interests). We believe that presenting HPP’s share of these measures provides useful information to investors regarding the Company’s financial condition and/or results of operations because we have several significant joint ventures, and in some cases, we exercise significant influence over, but do not control, the joint venture. In such instances, GAAP requires us to account for the joint venture entity using the equity method of accounting, which we do not consolidate for financial reporting purposes. In other cases, GAAP requires us to consolidate the venture even though our partner(s) own(s) a significant percentage interest.

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Adjusted Funds from Operations(1)
Unaudited, in thousands, except per share data

	Three Months Ended		Nine Months Ended
	9/30/24	9/30/23	9/30/24	9/30/23
FFO (excluding specified items)	$14,320	$26,141	$62,806	$110,305
Adjustments:
GAAP non-cash revenue (straight-line rent and above/below-market rents)	6,147	2,470	8,047	(9,326)
GAAP non-cash expense (straight-line rent expense and above/below-market ground rent)	1,695	1,919	4,999	5,556
Non-real estate depreciation and amortization	8,031	8,300	24,223	25,524
Non-cash interest expense	1,599	3,121	5,209	12,822
Non-cash compensation expense	5,926	5,519	19,347	16,904
Recurring capital expenditures, tenant improvements and lease commissions	(21,962)	(19,359)	(56,350)	(67,483)
AFFO	$15,756	$28,111	$68,281	$94,302

(1)    Adjusted Funds from Operations ("AFFO") is a non-GAAP financial measure we believe is a useful supplemental measure of our performance. We compute AFFO by adding to FFO (excluding specified items) HPP's share of non-cash compensation expense and amortization of deferred financing costs, and subtracting recurring capital expenditures related to HPP's share of tenant improvements and leasing commissions (excluding pre-existing obligations on contributed or acquired properties funded with amounts received in settlement of prorations), and eliminating the net effect of HPP’s share of straight-line rents, amortization of lease buy-out costs, amortization of above- and below-market lease intangible assets and liabilities, amortization of above- and below-market ground lease intangible assets and liabilities and amortization of loan discounts/premiums. AFFO is not intended to represent cash flow for the period. We believe that AFFO provides useful information to the investment community about our financial position as compared to other REITs since AFFO is a widely reported measure used by other REITs. However, other REITs may use different methodologies for calculating AFFO and, accordingly, our AFFO may not be comparable to other REITs.

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Net Operating Income(1)
Unaudited, in thousands

	Three Months Ended
	9/30/24	9/30/23
RECONCILIATION OF NET LOSS TO NET OPERATING INCOME (“NOI”):
Net loss	$(107,013)	$(35,752)
Adjustments:
Loss from unconsolidated real estate entities	3,219	759
Fee income	(1,437)	(340)
Interest expense	45,005	53,581
Interest income	(542)	(800)
Management services reimbursement income—unconsolidated real estate entities	(989)	(1,015)
Management services expense—unconsolidated real estate entities	989	1,015
Transaction-related expenses	269	—
Unrealized loss on non-real estate investments	1,081	2,265
Gain on sale of real estate	—	(16,108)
Impairment loss	36,543	—
Other expense (income)	28	(5)
Income tax provision (benefit)	2,183	(425)
General and administrative	19,544	17,512
Depreciation and amortization	86,672	98,580
NOI	$85,552	$119,267

NOI Detail
Same-store office cash revenues	161,711	176,830
Straight-line rent	(10,578)	(3,632)
Amortization of above/below-market leases, net	1,050	1,359
Amortization of lease incentive costs	(417)	(91)
Same-store office revenues	151,766	174,466

Same-store studios cash revenues	14,959	14,053
Straight-line rent	(181)	316
Amortization of lease incentive costs	(9)	(9)
Same-store studio revenues	14,769	14,360

Same-store revenues	166,535	188,826

Same-store office cash expenses	70,043	68,766
Straight-line rent	371	376
Non-cash compensation expense	16	35
Amortization of above/below-market ground leases, net	628	628
Same-store office expenses	71,058	69,805

Same-store studio cash expenses	9,770	8,879
Non-cash compensation expense	43	114
Same-store studio expenses	9,813	8,993

Same-store expenses	80,871	78,798

Same-store NOI	85,664	110,028
Non-same-store NOI	(112)	9,239
NOI	$85,552	$119,267
(1)    We evaluate performance based upon property Net Operating Income ("NOI") from continuing operations. NOI is not a measure of operating results or cash flows from operating activities or cash flows as measured by GAAP and should not be considered an alternative to income from continuing operations, as an indication of our performance, or as an alternative to cash flows as a measure of liquidity, or our ability to make distributions. All companies may not calculate NOI in the same manner. We consider NOI to be a useful performance measure to investors and

Hudson Pacific Properties, Inc.
Press Release

management because when compared across periods, NOI reflects the revenues and expenses directly associated with owning and operating our properties and the impact to operations from trends in occupancy rates, rental rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. We calculate NOI as net income (loss) excluding corporate general and administrative expenses, depreciation and amortization, impairments, gains/losses on sales of real estate, interest expense, transaction-related expenses and other non-operating items. We define NOI as operating revenues (rental revenues, other property-related revenue, tenant recoveries and other operating revenues), less property-level operating expenses (external management fees, if any, and property-level general and administrative expenses). NOI on a cash basis is NOI adjusted to exclude the effect of straight-line rent and other non-cash adjustments required by GAAP. We believe that NOI on a cash basis is helpful to investors as an additional measure of operating performance because it eliminates straight-line rent and other non-cash adjustments to revenue and expenses.